EXHIBIT 10.22

Mutual Termination Agreement

("Agreement")

with regard to the Master Distribution and Off Take Agreement

("Master Distribution Agreement")

between

Integrated Surgical Systems, Inc.

1850 Research Park Drive

Davis, CA 95616

USA

acting for itself as well as on behalf of ISS B.V., The Netherlands

("ISS")

and

SPARK 1st Vision GmbH & Co. KG

Große Bockenheimer Str. 5) 60313 Frankfurt

Germany

("Distributor")

both hereinafter individually and jointly referred to as "Party" or "Parties"-

with regard to the mutual termination of the above Master Distribution Agreement.

WHEREAS, ISS is a prestigious medical robotics company and the world leader in image-directed, semi-autonomous software and robotic products for surgical applications; and

WHEREAS, ISS has entered into the Master Distribution Agreement with the Distributor with regard to the marketing of ISS services and products on November 12, 1999; and

WHEREAS, the Parties deem it advantageous to both Parties to mutually terminate the Master Distribution Agreement as set forth herein,

NOW, THEREFORE, the Parties agree as follows:

  In consideration of the release of Distributor from its payment, off-take and other obligations under the Master Distribution Agreement. the Distributor undertakes to pay the sum of DEM 2 million net and without deduction to an account to be designated by ISS until May 11, 2000 at the latest. Such payment shall be in lieu of and in full satisfaction of any outstanding invoices and claims regarding license payments, off-take obligations and reimbursement of sales, marketing and other expenses and cost obligations of the Distributor under the Master Distribution Agreement, currently amounting to EUR 835.390. Upon payment of such amount of DEM 2 million, the Distributor shall be released from and discharged from all payment and off-take obligations under the Master Distribution Agreement and the Master Distribution Agreement including any changes thereof and amendments thereto, if any, shall be mutually terminated in its entirety. ISS shall invoice SPARK accordingly.

  In consideration of the release under 2 above, the Distributor herewith waives any claims and rights it may have with regard to any commission claims it may have against ISS under the Master Distribution Agreement, irrespective of whether such claims have already become due and payable or not.

  As of May 1, 2000 the Distributor sha1l refrain from any further marketing activities as set forth in the Master Distribution Agreement and ISS shall be free to organize and pursue any further marketing activities with regard to any products or services of ISS or any subsidiaries of ISS as it deems appropriate. The Distributor shall reasonably assist ISS and any customers so as to ascertain a smooth transition of the services previously rendered by the Distributor towards any customers to ISS at its own cast. Such obligation shall automatically expire upon June 30, 2000, unless the Parties agree upon an extension in writing. The Distributor shall in due course change its firm name to any other firm name that will not create any misunderstanding or confusion.

  As of May 1, 2000, the Distributor shall be released from all obligations with regard to any employees of ISS B.V. The Netherlands and ISS shall indemnify and hold harmless the Distributor from all claims of such employees or third parties related thereto.

  The Parties agree that except where expressly set forth otherwise herein, upon payment of the sum of 2 million DEM as above all mutual rights, licenses, obligations and liabilities under the Master Distribution Agreement shall automatically terminate. The parties expressly waive any rights or claims that they may have toward each other under the Master Distribution Agreement, whether oral or in writing, including but not limited to warranty claims, and release each other from any obligations or liabilities in connection therewith.

  This Agreement shall be governed by the laws of Germany without regard to its conflict of law provisions. Exclusive place of jurisdiction shall be Frankfurt am Main, Germany.

  This Agreement constitutes the entire understanding and agreement of the parties with regard to the subject matter hereof and supersedes all prior agreements, negotiations, correspondence and understanding between the Parties.

  Any changes to or amendments to this Agreement shall require written form. This Agreement may not be assigned by either Party without the prior written consent of the other Party.

  In case any provision of this Agreement is either invalid or not enforceable the validity of the remaining provisions of this Agreement shall not be affected thereby. The Parties undertake to replace the invalid or unenforceable provision by a provision coming as close as possible to the intended commercial purpose of the replaced provision.

Davis, this 9th day of May, 2000

_______________________

ISS

Frankfurt, this 9th day of May, 2000

_______________________

DISTRIBUTOR